Exhibit 10.31

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR CERTAIN REDACTED PROVISIONS OF THIS AGREEMENT. THE REDACTED PROVISIONS ARE IDENTIFIED BY THREE ASTERISKS AND ENCLOSED BY BRACKETS. THE CONFIDENTIAL PORTION HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

MASTER SERVICES AGREEMENT

This Master Service Agreement (the “Agreement”) effective 8/5/05 (the “Effective Date”) is entered into by and between Access Worldwide Communications, Inc., a Delaware corporation with its principal offices at 4950 Communication Avenue, Suite 300, Boca Raton, FL 33431 (“ACCESS”) and All OEM Parts, Inc. located at 92 Youngs Road, Trenton, NJ 98619 (“OEM”).

ACCESS and OEM shall be referred to individually as the party and collectively as the parties.

RECITALS

WHEREAS, OEM is willing to appoint, upon the terms and conditions of this Agreement, ACCESS as a non-exclusive representative to provide the Services, defined in Section. 1.3 below, and described in detail in Exhibit A, (the “Scope of Work”), incorporated herein by reference.

WHEREAS, ACCESS desires to accept such appointment, upon the terms and conditions of this Agreement.

NOW, THEREFORE, in consideration of the mutual promises herein, and intending to be legally bound hereby, the parties agree as follows:

1. DEFINITIONS.

1.1 Customers. “Customers” means all commercial and residential end-users of the Services.

1.2 Price. “Price” means the price for the Services as set forth in the Scope of Work.

1.3 Services. “Services” shall mean the services described in Exhibit A, the Scope of Work, attached hereto. Services may be modified from time to time upon thirty (30) days written notice from the requesting party. In the event that OEM or ACCESS elects to modify the Services as provided in this Section, the requesting party will notify the other party in writing with a Service Change Request (“SCR”) (defined in Section 1.4 below), form and format to be mutually agreed upon by the parties. All price adjustments associated with any SCR will be done so in accordance to Section 1.4 below.

1.4 Service Change Request. A Service Change Request (“SCR”) is a request by either OEM or ACCESS to change the Service and/or the payment terms so listed in the Scope of Work (the “Payment Terms”) hereunder. SCR’s are designed to facilitate all proposed material changes (not including minor modifications or adjustments within the scope of the original Scope of Work) to an existing Scope of Work and shall incorporate any additional service, programming, scripting, reporting, training and pricing requirements. The receiving party will respond to a SCR within ten (10) business days of receipt with any time and cost

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estimated adjustments. Except as permitted in Section 1.3 above and this 1.4, no changes in the Service shall be incorporated absent a completed SCR executed by both parties.

1.5.1 It is understood that neither OEM nor ACCESS is obligated to issue any SCR(s) hereunder and that neither party is obligated to accept any SCR(s), but whenever any SCR is issued and accepted, the terms and conditions of this Agreement shall be automatically applicable to said SCR and any inconsistent or printed terms and conditions contained in the SCR shall be null and void and shall not modify the terms and conditions of this Agreement.

1.5.2 Each accepted SCR shall constitute a separate and distinct agreement and any inconsistent or printed terms and conditions contained in the new SCR that conflict with a previous SCR will supersede the previous SCR.

1.5.3 Additional Scope and Specifics of Services may be agreed upon by both parties and shall be contained in appropriate SCR’s, incorporated by reference.

2. APPOINTMENT.

2.1 OEM hereby appoints ACCESS as a non-exclusive representative to provide the Services.

2.2 ACCESS acknowledges and agrees that OEM may enter into marketing arrangements with other entities to provide the Services under this Agreement.

3. TERM.

3.1 The initial term of this Agreement shall commence on and, unless sooner terminated as provided herein, shall terminate twelve (12) month(s) later on                      (the” “Initial Term”). This Agreement shall be automatically renewed for additional twelve (12) month term(s) (“Renewal Term(s)”) unless (a) either party gives the other written notice of its intent not to renew at least thirty (30) days prior to the expiration of the Initial Term or any Renewal Term or (b) this Agreement is otherwise terminated in accordance with the terms herein, and as set forth in the SOW’s.

4. OBLIGATIONS OF ACCESS.

4.1 ACCESS represents and warrants that (a) in providing the Services, ACCESS shall act in accordance, in all material respects, with all laws, statutes, and ordinances and all rules, regulations, and orders of courts of competent jurisdiction and regulatory and other governmental authorities (including, if applicable, but not limited to the Telephone Consumer Protection Act, Telemarketing Sales Rule and any other individual state telemarketing and/or “Do Not Call” Regulations) to the extent such laws, statutes, ordinances, orders, rules and regulations are applicable to the Services; (b) ACCESS shall further comply with all reasonable requirements, rules and guidelines of OEM, provided such requirements, rules and guidelines are provided to ACCESS in writing and with advance notice but only to the extent they are

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applicable to the activities of ACCESS under the Agreement and (c) ACCESS shall act in a lawful, ethical and honest manner at all times performing the Services.

4.2 ACCESS shall use its commercially reasonable resources at all times to provide prompt and efficient services levels that the parties mutually agree are adequate to provide the Services. Without limiting the foregoing or any other service level requirements herein, in the event that any errors or omissions occur as a direct result of an act or omission of ACCESS, ACCESS shall, without prejudice to any other rights or remedies of OEM, resolve such errors as promptly as practicable, attempting to resolve such errors within one business day of the date ACCESS is notified of such error.

4.3 ACCESS shall provide the Services only in the name of or on behalf of OEM, or otherwise in accordance with the terms of this Agreement.

4.4 ACCESS shall employ and train such personnel or increase capacity or supervision as is reasonably necessary to ensure that the Services are performed with due care, in a professional manner, and in accordance with commercially reasonable industry standards.

4.5 ACCESS represents and warrants that the Services hereunder shall not, to the best of its knowledge, violate the patent, trademark, copyright, trade secret or other personal or proprietary rights of any third party. This section 4.5 shall survive termination of this Agreement.

4.6 EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, ACCESS MAKES NO WARRANTIES, EXPRESS OR IMPLIED, CONCERNING THE SERVICES, INCLUDING WITHOUT LIMITATION ANY WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

5. OBLIGATIONS OF OEM.

5.1 OEM agrees that all information relating to the pricing of ACCESS shall be deemed confidential information and shall not be disclosed to any third party other than OEM’s client’s affiliates and ACCESSs.

5.2 OEM represents and warrants that, OEM is solely responsible for the content and representations of all OEM and other materials provided by OEM to Customers.

5.3 OEM agrees to provide scripts, literature and other written communications to the extent specified in Exhibit A.

5.4 To the extent commercially reasonable, OEM will provide data feed and report specifications, data and statistical definitions, data validation rules, communication specifications, list management parameters, media plans and/or call forecast and any special hardware or software requirements prior to ACCESS engagingin the setup of the OEM services.

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5.5 OEM represents and warrants that (a) it shall act in accordance, in all material respects, with all laws, statutes, and ordinances and all rules, regulations, and orders of courts of competent jurisdiction and regulatory and other governmental authorities (including, if applicable, but not limited to the Telephone Consumer Protection Act, Telemarketing Sales Rule and any other individual state telemarketing and/or “Do Not Call” Regulations) to the extent such laws, statues, ordinances, orders, rules and regulations are applicable to its operations and to its marketing of the Services; (b) OEM shall act in a lawful, ethical and honest manner at all times in promoting, marketing or soliciting orders, or procuring subscriptions from, Customers for the Services; and (c) all calling scripts, solicitations and products created or provided by OEM and associated with this Agreement shall comply, in all material respects, with all applicable Federal, state and local laws and regulations (including, but not limited to, rules and regulations of the Food and Drug Administration).

5.6 OEM represents and warrants that any materials provided by OEM to ACCESS in connection with this Agreement shall not violate, to the best of its knowledge, the patent, trademark, copyright, trade secret or other personal or proprietary rights of any third party.

5.7 Sections 5.2 and 5.6 will survive the term of this Agreement.

5.8 EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, OEM MAKES NO WARRANTIES, EXPRESS OR IMPLIED, CONCERNING ITS PERFORMANCE HEREUNDER, INCLUDING WITHOUT LIMITATION ANY WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

6. PAYMENT.

ACCESS will invoice OEM on a monthly basis for sales and services provided during the previous month as outlined in Exhibit A (“Payment”). Invoices are payable in US Dollars and due within thirty (30) days of the invoice date.

7. USE OF OEM/ACCESS NAME.

7.1 During the term of this Agreement and thereafter, neither party shall make use of the other party’s trademarks, names, logos or other intellectual property without the express prior written approval of the other party.

8. INDEPENDENT CONTRACTOR.

8.1 This Agreement does not constitute ACCESS as a legal representative, joint venturer, partner or employee of OEM for any purpose. Other than actions authorized under this Agreement, ACCESS is not authorized to make any contract, agreement, warranty, statement or representation or to take any other action which could be deemed to establish an apparent relationship of agency, joint venture, partnership or employment with OEM.

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Except with respect to authorized actions taken pursuant to this Agreement, OEM shall not be bound in any manner by any contract, agreement, warranty, statement, or representation made by ACCESS to any other person or by any other action, by ACCESS. OEM shall have no control over ACCESS’s employees; including the terms and conditions of their employment, or over ACCESS’s methods of doing business except as set forth herein. OEM and ACCESS agree that neither shall undertake any action, or purposely fail to take any action, which would imply or otherwise mislead any third party, including, but not limited to, the public-at-large, that the OEM and ACCESS have formed or otherwise established a business relationship or combination other than that specifically described in this Section 8.

8.2 ACCESS, its agents or employees, shall not be entitled to participate in or receive any benefit or right as an employee under any OEM benefit plans, including, but not limited to, employee insurance, pension, or security plans, as a result of entering into this Agreement.

8.3 ACCESS further agrees that it will make no representation with respect to its relationship with OEM except to state that it is authorized by OEM to perform Services as set forth in this Agreement as an independent contractor hereunder.

8.4 In the event that OEM requests ACCESS to travel on OEM’s behalf or to otherwise make itself available to OEM at any off site location, OEM shall be responsible for any and all documented expenses incurred by ACCESS in performing its duties hereunder, including, but not limited to, all transportation, lodging and meal expenses.

9. INDEMNIFICATION.

9.1 Both OEM and ACCESS shall indemnify, defend and hold harmless the other party, its officers, directors, employees, members and agents (the “Indemnified Parties”) from and against any and all losses, liabilities, claims, obligations, costs, expenses (including, without limitation, reasonable attorneys’ fees) which result from, arise in connection with or are related in anyway to: (i) any misrepresentation or breach by either party of any of either party’s representations, warranties or obligations set forth herein; and/or (ii) the negligence, misrepresentation, or error or omission of either party or representatives of either party, including, but not limited to, any claim of damages brought or sought against either party by any third parties with respect to the manner in which ACCESS or OEM conducts its promotion, marketing and solicitation of orders for the Services. The obligations of this paragraph are contingent on (i) giving prompt written notice of any such claim; and (ii) providing full cooperation in the defense and all related settlement negotiations. Neither party shall settle any matter,for which- the other party is providing defense and/or indemnity without the other party’s prior written authorization. The obligations of this Section 9 shall survive the termination of this Agreement.

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10. ASSIGNMENT.

10.1 ACCESS may not assign its rights, obligations, or interest under this Agreement to any unaffiliated third party without the prior written consent of OEM.

10.2 OEM may not assign its rights, obligations, or interest under this Agreement to any unaffiliated third party (other than its OEM or its OEMs’ agents) without prior written consent of ACCESS.

10.3 With respect to this Section 10, neither ACCESS nor OEM will unreasonably withheld their consent.

11. TERMINATION AND TRANSITION.

11.1 In the event of a change in any applicable law, regulation, or a change in any interpretation of any applicable law or regulation which would make ACCESS’ performance under this Agreement illegal, or which would, in OEM’s good faith judgment and supported by the written opinion of OEM’s outside counsel, materially and adversely affect ACCESS’ ability to perform according to the terms specified in this Agreement (each such change, a “Qualifying Change”), then, (a) as soon as practicable following such Qualifying Change, and prior to such Qualifying Change if possible, ACCESS and OEM shall confer to determine if alternative services can be provided to OEM which are in compliance with the Qualifying Change, or (b) if no such alternatives presented are acceptable to both parties, then either party shall be entitled to terminate this Agreement immediately upon written notice, without further liability as a result of such termination, with the exception that OEM shall pay for all services and expenses to said date of termination.

11.2 Either party may terminate this Agreement upon breach by the other party of any material covenant, term, or condition of this Agreement, if such breach is not cured within Ten (10) business days after written notice thereof.

11.3 Either party may terminate this Agreement upon the institution of any proceeding for relief under the Bankruptcy Code or if such proceeding is instituted against either party, if either party becomes insolvent, if a receiver (permanent or temporary) of either party’s property or any part thereof is appointed by a court of competent authority, if either party makes a general assignment for the benefit of creditors, or if execution is levied against either party’s assets and such levied or suit is nor dismissed within ten (10) days thereafter.

11.4 Upon termination or expiration of this Agreement for any reason, (i) the rights to payment and the obligations of either party that have come due before termination will continue in full force and effect; (ii) OEM shall within thirty (30) days pay ACCESS all monies owed to it, including, but not limited to, all service fees as outlined in Exhibit A or the applicable SCR, and all unrecovered training and programming fees, ramp-up and ramp-down costs and other relevant expenses, under the Agreement; and (iii) ACCESS shall immediately return to OEM all materials, including, but not limited to, manuals, sales contracts, promotional or marketing materials, demonstration materials, and other such materials supplied to ACCESS by OEM or relating to performance of Services under this Agreement.

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11.5 Transitional Services: Upon termination of the Services by either party, ACCESS will, at OEM’s written request, provide to OEM such transitional services as are reasonably necessary to permit OEM to transfer promptly the performance of the Services to OEM’s own personnel and/or to another provider or providers, such as, by way of example, (i) the orderly delivery to OEM of all OEM Property (as defined below), including, without limitation, OEM’s databases in suitable form, fulfillment materials, business reply cards and all other material, (ii) the continuation and reduction (i.e., “ramp-down”) of Services as necessary to minimize disruption, (iii) training or support services. Once OEM and ACCESS have reached agreement on the nature, scope, timeframe and “ramp down” schedule of all transitional services, ACCESS shall provide to OEM an estimate of the entire cost thereof, which cost shall be based on the Fee Schedules set forth in Exhibit A or the applicable SCR. On a monthly basis, ACCESS shall deliver to OEM reasonably detailed invoices covering all transitional services for the prior month and all Services performed through the effective date of termination not previously invoiced, which shall be prepared based upon all of the rates and charges contained in ACCESS’ estimate or if not included in the estimate, Exhibit A or the applicable SCR. OEM shall pay such invoices in accordance with the terms of this Agreement.

11.6 Neither termination nor expiration of this Agreement shall relieve either party of liabilities previously accrued hereunder or any liability, obligation or agreement which is to survive or be performed after such termination or expiration. Except as otherwise provided in the Agreement, neither party shall, by reason of termination or expiration of this Agreement without breach and as permitted in accordance with this Agreement, be liable to the other party for compensation, reimbursement or damage of any kind on account of loss profits on anticipated sales or on account of expenditures, investments, leases or commitments in connection with the business or goodwill of the other party.

11.7 Section 11.4, 11.5 and 11.6 above shall survive the termination of this Agreement.

12. LIMITATION OF LIABILITY.

12.1 NOTWITHSTANDING ANY OTHER PROVISION OF THIS AGREEMENT, IN NO EVENT SHALL EITHER PARTY BE HELD RESPONSIBLE TO THE OTHER PARTY FOR INCIDENTAL, CONSEQUENTIAL, SPECIAL, PUNITIVE OR OTHER FORMS OF INDIRECT DAMAGES INCURRED FOR ANY ACT OR FAILURE TO ACT UNDER THIS AGREEMENT OR BY REASON OF THE EXPIRATION OR TERMINATION OF THIS AGREEMENT EVEN IF INFORMED OF THE POSSIBILITY OF SUCH DAMAGES, REGARDLESS OF THE FORM OF ACTION IN WHICH SUCH LIABILITY IS ASSERTED.

12.2 The provisions of this Section 12 shall survive the termination or expiration of this Agreement. NOTWITHSTANDING ANY OTHER PROVISION OF THIS AGREEMENT, IN NO EVENT SHALL EITHER PARTY’S LIABILITY TO THE OTHER PARTY EXCEED ONE HUNDRED THOUSAND DOLLARS ($100,000), EXCEPT THAT THE FOREGOING LIMITATION SHALL NOT APPLY TO (i) OEM’S PAYMENT OBLIGATIONS UNDER THIS AGREEMENT, (ii) LIABILITY OF EITHER PARTY

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ARISING OUT OF FRAUD, NEGLIGENCE, WILLFUL MISCONDUCT OR ILLEGAL ACTS ON THE PART OF SUCH PARTY OR ITS EMPLOYEES, AGENTS OR ACCESS, (iii) CLAIMS OF DEATH OR INJURY TO PERSONS OR DAMAGE TO PROPERTY, OR (iv) SECTION 9, INDEMNIFICATION, OF THIS AGREEMENT, COVERING THIRD PARTY CLAIMS.

13. CONFIDENTIALITY.

13.1 ACCESS acknowledges that, in the course of performing its duties under this Agreement, it may obtain non-public information relating to OEM, its products and services, or its Customers, which ACCESS knows or has reason to know is of a confidential and/or proprietary nature (“OEM Confidential Information”). Such OEM Confidential Information shall include, but not be limited to, trade secrets, pricing and discount schedules, customer lists, financial information, sales and marketing plans and all information pertaining to Customers and the OEM. Without limiting the foregoing, OEM Confidential Information shall also include all information contained in all databases developed and/or maintained by ACCESS on behalf OEM or the OEM.

13.2 Except as OEM may expressly allow in writing or except pursuant to a valid court order or as otherwise required by law, ACCESS shall at all times keep and hold the OEM Confidential Information in the strictest confidences, and shall not use such information for any purpose other than as may be reasonably necessary in connection with this Agreement Except as set forth herein, ACCESS shall not disclose any OEM Confidential Information to any person or entity, other than such ACCESS employees or consultants as may be reasonably necessary for purpose of performing its duties hereunder and who have agreed in writing to be bound by the terms of this Agreement. ACCESS agrees to be liable for any breach of this Section 13 by its employees or subcontractors.

13.3 OEM acknowledges that, it may obtain non-public information relating to ACCESS and its Services which OEM knows or has reason to know is of a confidential and/or proprietary nature (“ACCESS Confidential Information”). Such ACCESS Confidential Information shall include, but not be limited to, trade secrets, computer software and programs (including, but not limited to, mathematical equations, algorithms and datebase schema), pricing and discount schedules, customer lists, financial information, sales, and marketing plans.

13.4 Except as ACCESS may expressly allow in writing or except pursuant to a valid court order or as otherwise required by law, OEM shall at all times keep and hold the ACCESS Confidential Information in the strictest confidences, and shall not use such information for any purposes other than as may be reasonably necessary in connection with this Agreement. Except as set forth herein, OEM shall not disclose any ACCESS Confidential Information to any person or entity, other than its OEM or such OEM or OEM employees or consultants as may be reasonably necessary for purposes of performing its duties hereunder or accomodating requests of its OEM, and who have agreed in writing to be bound by the terms of this Agreement. OEM agrees to be liable for any breach of this Section 13 by its employees or subACCESSs. The obligations of this Section 13 shall not be deemed to limit in any way OEM’s rights to use and exploit the Deliverables as permitted herein.

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13.5 The obligations of this Section 13 shall survive the termination or expiration of this Agreement.

14. INTELLECTUAL PROPERTY RIGHTS.

14.1 All Confidential Information and other intellectual property rights supplied by OEM to ACCESS for use relating to the Services remains, as between ACCESS and OEM, the sole property of OEM (“OEM Property”). This provision shall survive termination of this Agreement.

14.2 All ACCESS Confidential Information and other intellectual property rights belonging to ACCESS as of the date of this Agreement shall remain the sole and exclusive property of ACCESS. This provision shall survive the termination or expiration of this Agreement.

14.3 ACCESS agrees that: (a) It shall ensure that its employees and representatives adhere to all scripts provided by OEM (the “Scripts”) for use in the provision of Services and that (b) all Scripts in all agent materials, including, without limitation, on each employee’s desktop PC screen, are accurate; (c) It shall advise OEM of all non-routine or unusual customer or trade inquiries; and (d) subject to being provided with advance written copies thereof, it shall comply with all reasonable guidelines or business policies developed by OEM. For the avoidance of doubt, the foregoing is intended to be illustrative and not exhaustive.

15. MISCELLANEOUS.

15.1 Notices. All notices or other communications make pursuant to this Agreement shall be in writing and shall be made by certified mail (return receipt requested), by a reputable overnight delivery service or personal delivery to the following on behalf of the respective parties:

If to OEM at its address above:

Attention: Richard Pine

                 President

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With a copy to:

If to ACCESS:

Access Worldwide Communications, Inc.

1820 North Fort Myer Drive

3rd Floor

Arlington, VA 22209

Attention: Georges Andre, President

With a copy to:

Access Worldwide Communications, Inc.

4950 Communications Avenue, Suite 300

Boca Raton, FL 33431

Attention: Mark Wright, General Counsel

15.2 Waiver. No course of dealing or failure of either party to strictly enforce the terms of this Agreement will be construed as a waiver of the future performance of that term or condition.

15.3 Excusable Delay. Any event that prevents either party from performing its obligations hereunder, that is beyond the reasonable control, and without the fault or negligence of the party so prevented, shall constitute an excusable delay, In such event, the performance obligations of the parties hereunder shall be suspended and the terms of this Agreement shall be extended for the period of time equal to the length of the excusable delay, provided, however, the delayed party shall promptly notify the other party of the nature of such delay and the estimated time that the delay will continue. In the event any delay continues for more than thirty (30) days, and such delay has material adverse impact on the other party, such other party may, at its option, terminate this Agreement by written notice.

16. LAW.

This Agreement and any exhibits and the rights and obligations of the parties hereunder and thereunder, shall be, governed by and construed and interpreted in accordance with the laws of the State of Florida as applied to agreements executed and to be performed exclusively within such state, without regard to choice of law principles. The undersigned irrevocably agree that any dispute between the undersigned will be resolved in arbitration in Boca Raton, Florida before the American Arbitration Association under its commercial rules exclusively in a court of competent jurisdiction located in the Palm Beach County, Florida, unless both parties otherwise agree in writing. Both parties further irrevocably consent to the personal jurisdiction and venue of any such court and to service of process in any such action by certified mail, return receipt requested or by any means giving actual notice of such process to such party. Both parties hereby irrevocably waive any right to trial by jury in any such action.

17. ENTIRE AGREEMENT.

This Agreement including the Exhibits hereto contain the entire and only agreement between the parties with respect to the subject matter hereof. Any representations, promises, or conditions in connection herewith not incorporated herein or therein shall not be binding on either party. This Agreement supersedes all prior understandings, representations, negotiations, promises, and agreements relative to the subject matter hereof. No modification of this Agreement or any of its provisions shall be binding unless made in writing and signed by an authorized representative of each party.

18. BOOKS AND RECORDS.

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ACCESS will maintain complete and accurate books, records and accounts of all contracts, papers, correspondence, contacts, invoices and other information in connection with its performance of the Services. OEM, through its employees its legal counsel and its certified public accountants, shall be entitled to make such examination of the books and records of ACCESS as shall be reasonably necessary to verify the information set forth in any invoice and to ensure ACCESS’s compliance with the terms of this Agreement. Any such examination shall be made during normal business hours upon reasonable prior notice with the full cooperation of ACCESS and its employees and representatives.

[SIGNATURE PAGE OF MASTER SERVICE AGREEMENT FOLLOWS]

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[SIGNATURE PAGE TO MASS SOMME AGREEMENT]

ALL OEM Parts, Inc. “OEM”		ACCESS WORLDWIDE COMMUNICATIONS, INC. “ACCESS”

Signature	/s/ Richard Pine	Signature	/s/ Georges G. Andre
Name:	Richard Pine	Name:	Georges G. Andre
Title:	President	Title:	President & CEO
Date:	8-5-05	Date:	8-15-05

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Exhibit A

Scope of Work

This is a Scope of Work (“SOW”) to that certain Master Service Agreement dated             (the “Agreement”) between All OEM Parts, Inc. (“OEM”) and Access Worldwide Communications, Inc. (“Access”) and is incorporated by reference therein. Capitalized terms used in this SOW not otherwise defined herein shall have the definitions specified in the Agreement. This SOW, and each such additional SOW issued by OEM shall constitute a separate and distinct contract between the parties, it being understood and agreed, however, that the terms and conditions of the Master Service Agreement shall be deemed incorporated by reference into this, and any additional Service Change Request (“SCR”) (as defined in the Agreement), and shall take precedence over any contrary or inconsistent terms and conditions appearing or referred to in this Scope of Work. No such contrary or inconsistent terms and conditions, nor any contrary, inconsistent or additional terms in any document issued by either party shall become part of any such contract unless accepted in writing by the parties. Subject to the Master Service Agreement, and alterations and amendments contained in additional SCR’s, the parties ratify and confirm this Agreement in all other respects. The Parties hereby agree as follows:

1.	Term and Termination. This SOW shall become effective once executed by both Parties and shall remain in effect until terminated as set forth herein. Either party may terminate this SOW upon thirty (30) days prior written notice (a “Termination Without Cause”); or as follows (each a “Termination For Cause”):

1.1.	By either party upon the failure by the other party to perform any material obligation hereunder that is not cured within ten (10) business days after receipt of written notice and demand for cure from the affected party.

1.2.	Immediately by either party upon the material violation by the other party of any applicable state or federal law, statute, rule or regulation in relation to its performance of this SOW.

In the event of any termination hereunder, OEM shall compensate Access for all Services provided and costs incurred in accordance with this SOW and the Agreement.

2.	Services.

Access will consult with and assist OEM with developing and executing an inbound telesales program to: (a) recruit and train qualified marketing representatives (“Marketing Representatives”), (b) receive and handle inbound calls in response to OEM advertising campaigns for the purpose of signing up new customers for designated OEM products or services, and (c) report results to OEM.

3.	Training. Access will train and staff in accordance with the estimated call volumes provided by OEM and maintain said staff to support on-going call volumes. OEM shall be responsible for the costs of all initial training required for calling campaign as well as all increases in staffing due to increased volume.

4.	Reporting. Access will provide reports to the OEM on a daily basis, or as reasonably requested, detailing the results of the Telemarketing Program. Unless different instructions are given in writing, Access will send all reports via e-mail.

5.	Program Pricing. OEM agrees to pay Access the following sums for services performed and provided hereunder. All remittances are to be deposited electronically to Access, specifics of which will be provided by Access.

Telemarketing	[***]

[***]	Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

Training Charges – Marketing Representatives	[***] per Marketing Representative
Setup Charge – for any IT programming	[***]
Voice Recording Storage. (Available at your request)
Call Length (in minutes)	Storage Charge (per year)
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
Assisted Monitoring Charge: Assisted monitoring is provided at no charge according to the total Telemarketing Hours billed to OEM each month:
Telemarketing Hours Per Month	Monitoring Hrs. at No Charge
[***]	[***] hours per month
[***]	[***] hours per month
[***]	[***] hours per month
[***]	[***] hours per month
[***]	[***]

[***]	Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

5.1.	Price Increases. On each twelve (12) month anniversary of this Agreement Access reserves the right to increase the Telemarketing Hourly Charge herein by a minimum, of [***] and not to exceed [***] for the same period. OEM will be notified in writing thirty (30) days prior to the effective date of any price increases.

6.	Inbound Telesales Program Administration.

Key Performance Indicators will not be applicable until after a mutually agreed upon ramp-up period for all new or initial Programs.

Hours of operation
Days of operation
Time Zones Covered
Scripting	Provided by OEM
Reporting and Data Transmitting Requirements
Conversion Rate Goal
Service levels (%)
Average speed of answer (ASA)
Total Service Factor (TSF) or Percentage of calls answered within a specific time frame.
Average Abandon Rate

Average monthly call volume to be serviced	N/A
Transfer rate to OEM/3rd party
Others

IN WITNESS WHEREOF, Access and OEM have each caused this Agreement to be signed and delivered by its duly authorized officer, all as of the date last set forth below.

OEM	ACCESS

Signature	Signature
Name:	Name:
Title:	Title:
Date:	Date: